EXHIBIT 23.1



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Easton Technologies Corporation
Edison, NJ

We hereby consent to the use of our report dated May 6th, 2002 for the period from March 8 (inception) to April 30, 2002 to be included in the Registration Statement on Form 10-SB of Easton Technologies Corporation in accordance with
Section 12(g) of the Securities Exchange Act of 1934.



 /s/ Stan J.H. Lee, CPA /s/
----------------------------
   Stan J. H. Lee, CPA


May 6th, 2002
Fort Lee, New Jersey